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Joseph M. Mannon
Shareholder
+1 312 609 7883
jmannon@vedderprice.com

April 30, 2019

RMB Investors Trust 115 South LaSalle, 34th Floor Chicago, Illinois 60603

Re:	RMB Investors Trust
Post-Effective Amendment No. 117
File No. 002-17226; Investment Company Act Number 811-00994
Ladies and Gentlemen:
We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 117 to Registration Statement No. 002-17226.

Very truly yours, VEDDER PRICE P.C.